EXHIBIT 23.2

                          Independent Auditors' Consent

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 Post-Effective Amendment Number 2 to Form SB-2 (No. 333-72385) of GlobalNet Financial.com, Inc. (the "Company") of our report dated March 13, 2001 on our audit of the consolidated financial statements of GlobalNet Financial.com, Inc. as of December 31, 2000 and for the each of the years in the two years ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

Richard A. Eisner & Company, LLP
New York, New York

April 26, 2001